UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):
October 22, 2014

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Certain portions of our press release dated October 22, 2014, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein and are filed pursuant to this Item 2.02. They are as follows:

•	Certain portions of the 1st paragraph relating to net sales for the third quarter ended September 30, 2014
•	The 2nd paragraph consisting of the table relating to net sales of ongoing European operations and United States operations for the third quarter and the nine month period ended September 30, 2014
•	The 3rd paragraph relating to net sales of European operations for the third quarter and nine month period ended September 30, 2014
•	The 4th paragraph relating net sales of United States operations for the third quarter ended September 30, 2014

Item 7.01. Regulation FD Disclosure.

Certain portions of our press release dated October 22, 2014, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 7.01 and Regulation FD. They are as follows:

•	The last sentence of the 1st paragraph relating to plans to release operating results for the third quarter ended September 30, 2014
•	The 5th paragraph relating to reaffirming guidance for 2014 and plans to release initial guidance for 2015 in mid-November 2014
•	The 7th paragraph relating to forward looking information
•	The entire 8th paragraph and portions of the 1st and 2nd paragraphs relating to Regulation G, Conditions of Use of Non-GAAP Financial Measures
•	The balance of such press release not otherwise incorporated by reference in Item 2.02

Item 9.01 Financial Statements and Exhibits.

99.1 Our press release dated October 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: October 22, 2014

Inter Parfums, Inc. By: /s/ Michelle Habert Michelle Habert, Secretary